UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2006

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Rittenhouse Circle, Bristol, PA 19007

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 826-2800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Certain statements contained in this Current Report on Form 8-K of StoneMor Partners L.P., a Delaware limited partnership (the “Company”), and any financial guidance provided are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933, as amended, and Section 21E(i) of the Securities Exchange Act of 1934, as amended. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “project,” “expect,” “predict,” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following: future revenue and revenue growth; the impact of the Company’s significant leverage on its operating plans; the ability of the Company to service its debt; the Company’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; variances in death rates; variances in the use of cremation; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; the Company’s ability to successfully implement a strategic plan relating to producing operating improvement, strong cash flows and further deleveraging; uncertainties associated with the integration or the anticipated benefits of the acquisition of assets in November 2005 and September 2006, information disclosed within this Current Report on Form 8-K and various other uncertainties associated with the deathcare industry and the Company’s operations in particular. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Item 1.01. Entry into a Material Definitive Agreement.

Director Restricted Phantom Unit Agreement

On November 8, 2006, StoneMor GP LLC, a Delaware limited liability company and the general partner (the “General Partner”) of, and acting on behalf of, the Company, entered into a Director Restricted Phantom Unit Agreement (the “Director Agreement”), dated as of November 8, 2006, with each of the following members of the Board of Directors of the General Partner: Howard Carver, Allen R. Freedman, Peter K. Grunebaum, Martin R. Lautman and Fenton R. Talbott. Pursuant to the Director Agreement, the Company agreed to issue to each of the foregoing directors on a one-time basis 3,000 phantom units (“Phantom Units”) under the StoneMor Partners L.P. Long-Term Incentive Plan, as amended (the “Plan”).

The following is a summary of the material provisions of the Director Agreement. This summary is qualified in its entirety by reference to the Director Agreement, which is incorporated by reference in its entirety hereto and the form of which is attached to this Current Report on Form 8-K as Exhibit 10.1. Capitalized terms which are not defined in this Current Report on Form 8-K shall have the meanings assigned to such terms in the Director Agreement.

Pursuant to the Director Agreement, for each Phantom Unit in the director’s Mandatory Deferred Compensation Account, the General Partner will credit such account solely in Phantom Units with an amount equal to the cash distributions paid on a Phantom Unit. The crediting will occur as of the date on which such cash distributions on the Common Units of the Company are paid. The Phantom Units to be credited to the director’s Mandatory Deferred Compensation Account will be calculated by dividing the dollar amount of the Distribution Equivalent Rights by the closing price of the Common Units of the Company for the trading day immediately prior to the day on which the cash distribution is paid on the Common Units.

No payment of the Mandatory Deferred Compensation Account will be made to the director prior to the occurrence of any of the following events, and only to the extent permitted under the Internal Revenue Code of 1986, as amended: (i) separation of the director from service as a director; (ii) disability of the director; (iii) an unforeseeable emergency with respect to the director; (iv) a change of control of the Company or General Partner; or (v) death of the director.

The Director Agreement will not confer upon the director any right to continue in the service of the Board of the General Partner or any of its subsidiaries nor does the Director Agreement affect any right which the General Partner or any of its subsidiaries may have to terminate the Board service of the director. The payment of Mandatory Deferred Compensation Account will not give the General Partner or any of its subsidiaries any right to the continued services of the director for any period.

The authority to manage and control the operation and administration of the Director Agreement will be vested in the Compensation Committee of the Board of Directors of the General Partner (the “Compensation Committee”), and the Compensation Committee will have all powers with respect to the Director Agreement as it has with respect to the Plan. The Phantom Units, the related Distribution Equivalent Rights and the Director Agreement are each subject to, and the General Partner and the director are bound by, the terms and conditions of the Plan and any inconsistency or discrepancy between the provisions of the Director Agreement and the Plan, the Plan will govern and prevail.

In addition, the Director Agreement contains various general provisions, customary for this type of transaction.

The issuance of Phantom Units pursuant to the Director Agreements will result in a material non-cash charge to the Company’s earnings, which the Company is in the process of evaluating, for the fiscal quarter ending December 31, 2006.

Key Employee Restricted Phantom Unit Agreement

On November 8, 2006, the General Partner, acting on behalf of the Company, entered into a Key Employee Restricted Phantom Unit Agreement (the “Key Employee Agreement”), dated as of November 8, 2006, with the following executive officers of the General Partner: L. Miller, W. Shane, M. Stache, R. Stache, G. Strom, and P. Waimberg (collectively, the “Executive Officers”), pursuant to which the Company agreed to issue to each of the Executive Officers on a one-time basis 61,500, 61,500, 44,500, 44,500, 12,000 and 12,000, respectively, restricted phantom units (“Restricted Phantom Units”) under the Plan.

The following is a summary of the material provisions of the Key Employee Agreement. This summary is qualified in its entirety by reference to the Key Employee Agreement, which is incorporated by reference in its entirety hereto and the form of which is attached to this Form 8-K as Exhibit 10.2. Capitalized terms which are not defined in this Form 8-K shall have the meanings assigned to such terms in the Key Employee Agreement.

Pursuant to the Key Employee Agreement, each of the Executive Officers was granted the following types of Restricted Phantom Units: (i) Time Vested Units which vest at a percentage rate equal to the smaller of the following: (a) the percentage of Time Vested Units equal to the percentage of Outstanding Subordinated Units which have converted into Common Units on a one-for-one basis pursuant to the Partnership Agreement or (b) the percentage rate which is equal to a fraction the numerator of which is the number of months which have elapsed since September 20, 2004 and the denominator of which is 48; and (ii) Performance Vested Units which vest at a percentage rate equal to the percentage of Outstanding Subordinated Units which have converted into Common Units on a one-for-one basis pursuant to the Partnership Agreement.

No distributions are to be made to the Executive Officers with respect to their Restricted Phantom Units except to the extent that Restricted Phantom Units have fully vested and only to the extent of the fully vested Restricted Phantom Units. All distributions with respect to fully vested Restricted Phantom Units will be made on a one-for-one basis in Common Units of the Company, except that the Company may elect to pay all or any portion of the fully vested Restricted Phantom Units in cash. In the event of the termination of the employment of any of the Executive Officers with the General Partner or its Affiliates, all Restricted Phantom Units which have not fully vested on the date of such termination will be deemed to be automatically forfeited, unless that person’s employment is on that date transferred to the General Partner or another Affiliate. No forfeiture applies in the event of the termination of employment by reason of a Change of Control (all Restricted Phantom Units will automatically vest upon a Change of Control), the death or permanent disability of any of the Executive Officers, or the retirement of any of the Executive Officers at age 65 or such other age as determined by the Compensation Committee.

The Key Employee Agreement will not confer upon any Executive Officer any right to continue in the employment of the General Partner or any of its Affiliates nor does the Key Employee Agreement affect any right which the General Partner or any of its Affiliates may have to terminate the employment of any Executive Officer. The distribution with respect to the Restricted Phantom Units will not give the General Partner or any of its Affiliates any right to the continued services of any of the Executive Officers for any period.

The authority to manage and control the operation and administration of the Key Employee Agreement will be vested in the Compensation Committee, and the Compensation Committee will have all powers with respect to the Key Employee Agreement as it has with respect to the Plan. The Restricted Phantom Units and the Key Employee Agreement are each subject to, and the General Partner and the Executive Officers are bound by, the terms and conditions of the Plan and any inconsistency or discrepancy between the provisions of the Key Employee Agreement and the Plan, the Plan will govern and prevail.

The Key Employee Agreement also contains various general provisions, customary for this type of transaction.

The issuance of Restricted Phantom Units pursuant to the Key Employee Agreements will result in a material non-cash charge to the Company’s earnings, which the Company is in the process of evaluating, for the fiscal quarters ending December 31, 2006; March 31, June 30, September 30 and December 31, 2007; March 31, June 30, September 30 and December 31, 2008; and March 31, June 30 and September 30, 2009.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2006, the Board of Directors of the General Partner of the Company approved an amendment (the “Amendment”) to the Plan. The following is a summary of the material provisions of the Amendment. This summary is qualified in its entirety by reference to the Plan, as amended, which is incorporated by reference in its entirety hereto and which is attached to this Current Report on Form 8-K as Exhibit 10.3. Capitalized terms which are not defined in this Current Report on Form 8-K shall have the meanings assigned to such terms in the Plan.

Pursuant to the Amendment, the number of Units that may be delivered with respect to the Awards under the Plan was increased to 624,000, provided that once outstanding Awards equal 424,000 Units, any additional Awards will be limited to Awards of Options and Unit Appreciation Rights and no tandem DERs may be granted. The Amendment also limited the discretion of the Committee administering the Plan in determining certain adjustments with respect to Awards under the Plan in the event of any change in the outstanding Units by reason of a distribution in the form of Units, Unit split, combination of Units, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion, or other similar circumstances.

On November 8, 2006, the General Partner of the Company entered into the Key Employee Agreements with the Company’s principal executive officer, L. Miller, the Company’s principal financial officer, W. Shane, and other named executive officers of the Company, Messrs. M. Stache, R. Stache, and G. Strom. Pursuant to the Key Employee Agreements, the Company will issue to each of the foregoing persons on a one-time basis 61,500, 61,500, 44,500, 44,500 and 12,000, respectively, Restricted Phantom Units under the Plan. The terms and conditions of the Key Employee Agreement are more fully described above, under Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Form of the Director Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated November 8, 2006

10.2	Form of the Key Employee Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated November 8, 2006

10.3	Long-Term Incentive Plan, as amended on November 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2006

STONEMOR PARTNERS L.P.

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of the Director Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated November 8, 2006

10.2	Form of the Key Employee Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated November 8, 2006

10.3	Long-Term Incentive Plan, as amended on November 8, 2006